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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Equity Incentive Plan of Manor Care, Inc. of our report dated January 25, 2001, with respect to the consolidated financial statements and schedule of Manor Care, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission




                                                           /s/ Ernst & Young LLP



Toledo, Ohio
August 10, 2001